UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our 2023 annual stockholders’ meeting on June 8, 2023, stockholders approved the two proposals set forth below, each of which is described in more detail in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 28, 2023. The voting results for each of these proposals are set forth below.

(i)     The stockholders reelected Brian Long, David Moxam and Dipender Saluja to serve as Class II directors of the board of directors for terms expiring at the 2026 annual meeting of stockholders and until their respective successors are elected and qualified, by the votes set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian Long	81,082,517	2,266,772	36,494,609

David Moxam	81,884,946	1,464,343	36,494,609

Dipender Saluja	73,466,966	9,882,323	36,494,609

(ii)    The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2023, by the vote set forth below:

Votes For	Votes Against	Abstentions
119,500,857	119,126	223,915

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: June 9, 2023
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer